UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2026

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 10th Floor
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 23, 2026 (the “Closing Date”), in connection with the Merger (as defined below) and immediately following the Effective Time (as defined below), Astria Therapeutics, Inc., a Delaware corporation (“Astria”), executed a joinder and thereby became a party to and guarantor under a Loan Agreement (the “Loan Agreement”) entered into on the Closing Date by BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst”), as borrower, the guarantors from time to time party thereto, Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C., as the Blackstone representatives thereunder, the lenders from time to time party thereto and Wilmington Trust, National Association, as agent. The Loan Agreement provides for initial term loans in the principal amount of $400.0 million (the “Term Loans”), which were funded on the Closing Date. The maturity date of the Term Loans under the Loan Agreement is January 23, 2031, the fifth anniversary of the Closing Date. The Loan Agreement contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Astria and BioCryst completed the transactions contemplated by the Agreement and Plan of Merger, dated as of October 14, 2025 (the “Merger Agreement”), by and among Astria, BioCryst and Axel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioCryst (“Merger Sub”). On the Closing Date, Merger Sub merged with and into Astria (the “Merger”), with Astria surviving the Merger as a wholly owned subsidiary of BioCryst. The Merger was more fully described in Astria’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2025 (the “Proxy Statement”).

At the effective time of the Merger (the “Effective Time”), under the terms of the Merger Agreement, each share of common stock, par value $0.001 per share, of Astria (“Astria Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding shares held by BioCryst, Astria or their wholly owned subsidiaries or dissenting stockholders) was converted into the right to receive (i) 0.59 of a share of common stock, par value $0.01 per share, of BioCryst (“BioCryst Common Stock”), and, if applicable, cash in lieu of fractional shares, and (ii) $8.55 in cash, without interest, subject to applicable withholding taxes (the consideration described in clauses (i) and (ii), together, the “Merger Consideration”). Astria’s Series X Convertible Preferred Stock, par value $0.001 per share, outstanding options to purchase shares of Astria Common Stock, pre-funded warrants to purchase shares of Astria Common Stock and other warrants to purchase shares of Astria Common Stock were treated as set out in the Merger Agreement and more fully described in the Proxy Statement.

The foregoing summary of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, Astria (i) notified The Nasdaq Global Market (“Nasdaq”) that the Merger was consummated and (ii) requested that Nasdaq (A) suspend trading of the shares of Astria Common Stock effective before the opening of trading on January 23, 2026, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist the shares of Astria Common Stock from Nasdaq and deregister them under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Astria also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of shares of Astria Common Stock under Section 12(g) of the Exchange Act and the suspension of Astria’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable following effectiveness of the Form 25.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, each holder of Astria Common Stock immediately prior to the Effective Time (other than BioCryst, Astria or their wholly owned subsidiaries or dissenting stockholders) ceased to have any rights as a stockholder of Astria other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of Astria occurred, and Astria became a wholly owned subsidiary of BioCryst.

BioCryst financed the cash portion of the acquisition with cash on hand and approximately $396.6 million (net of expenses) drawn under the Term Loans. In addition, on the Closing Date, BioCryst issued approximately 37.3 million shares of BioCryst Common Stock to Astria’s equity holders.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

As a result of the Merger and pursuant to the terms of the Merger Agreement, effective as of the Effective Time, (i) each of Kenneth Bate, Sunil Agarwal, M.D., Joanne T. Beck, Ph.D., Fred Callori, Hugh M. Cole, Michael D. Kishbauch, Gregg Lapointe, Jill C. Milne, Ph.D., and Jonathan Violin, Ph.D., resigned from their respective positions as directors of Astria and from all committees of the board of directors of Astria on which such directors served, and (ii) each of Jill C. Milne, Ph.D., Noah Clauser, CPA, Andrew A. Komjathy, Chris Morabito, M.D., Ben Harshbarger, J.D., and Andrea Matthews resigned from their respective positions as executive officers of Astria.

From and after the Effective Time and pursuant to the terms of the Merger Agreement, (i) Babar Ghias and Alane Barnes (the directors of Merger Sub immediately prior to the Effective Time) have become the directors of Astria and (ii) the following individuals became the executive officers of Astria: Babar Ghias as the President and Alane Barnes as the Secretary, in each of the foregoing cases until successors are duly elected or appointed and qualified in accordance with Astria’s certificate of incorporation and bylaws and applicable law.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Pursuant to the Merger Agreement, at the Effective Time, Astria’s certificate of incorporation was amended and restated in its entirety in the form filed as Exhibit 3.1 and the bylaws of the Merger Sub became the bylaws of Astria in the form filed as Exhibit 3.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among BioCryst Pharmaceuticals, Inc., Axel Merger Sub, Inc. and Astria Therapeutics, Inc., dated October 14, 2025 (incorporated herein by reference to Exhibit 2.1 to Astria’s Current Report on Form 8-K, filed on October 14, 2025)*
3.1	Amended and Restated Certificate of Incorporation of Astria Therapeutics, Inc.
3.2	Bylaws of Astria Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Astria hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: January 23, 2026	By:	/s/ Alane Barnes
Alane Barnes
Secretary